EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-10661, 333-16409, 333-35167, 333-35241,
333-38901), and on Form S-8 (No. 33-56971) of ICN Pharmaceuticals, Inc. of our report dated February 13, 1998 relating to the special-purpose financial statement of F. Hoffmann-La Roche Ltd, Hoffmann-La Roche Inc., and Roche Products Inc., which appears in the Current Report on Form 8-K/A of ICN Pharmaceuticals, Inc. dated December 8, 1997.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Morristown, New Jersey
February 13, 1998